UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — April 4, 2012 (April 4, 2012)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, 19th Floor, New York, NY 10151
(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 7.01 Regulation FD Disclosure.

On April 4, 2012, MDC Partners Inc. (the “Company”) issued a press release revising its financial guidance for the fiscal year ending December 31, 2012. A copy of this press release is attached as Exhibit 99.1 hereto. Following the issuance of this press release, the Company will host an investor call in which its revised financial guidance for fiscal year 2012 will be discussed. The investor presentation materials that will be used for the call are attached as Exhibit 99.2 hereto.

The Company has posted the materials attached as Exhibit 99.2 on its web site (www.mdc-partners.com). The information found on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this Current Report on Form 8-K.

The Company today also announced that its Board of Directors has declared a cash dividend of $0.28 per share on all of its outstanding Class A shares and Class B shares. The semi-annual dividend will be payable on or about May 22, 2012 to shareholders of record at the close of business on May 8, 2012.

The foregoing information (including the exhibits hereto) is being furnished under “Item 7.01 - Regulation FD Disclosure.” Such information (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The foregoing information and the exhibits hereto contain forward-looking statements within the meaning of the federal securities laws. These statements are based on present expectations, and are subject to the limitations listed therein and in the Company's other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated April 4, 2012, relating to the Company’s revised financial guidance for Fiscal Year 2012 and divided declaration.

99.2	Slideshow presentation dated April 4, 2012.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: April 4, 2012	MDC Partners Inc.

By:
/s/ Mitchell Gendel
Mitchell Gendel
General Counsel & Corporate
Secretary

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